                                                                   EXHIBIT 10.13

                                 LEASE AGREEMENT

                                     BETWEEN

                              THE DOVER CENTRE, LLC

                                       AND

                          IASIS HEALTHCARE CORPORATION

                                   DATED AS OF

                                 OCTOBER 6, 2003

                                TABLE OF CONTENTS

1.   Premises...............................................................       1
2.   Term...................................................................       1
3.   Rent...................................................................       2
4.   Security Deposit.......................................................       7
5.   Liability Insurance....................................................       7
6.   Casualty Insurance - Fixtures and Equipment/ Business Interruption.....       7
7.   Indemnification........................................................       8
8.   Waiver and Limitation of Liability.....................................       8
9.   Quiet Enjoyment........................................................       8
10.  Hazardous Materials....................................................       9
11.  Tenant's Right to Use and Alter and Covenant Against Liens.............       9
12.  Repairs and Maintenance................................................      11
13.  Damage or Destruction..................................................      12
14.  Condemnation...........................................................      13
15.  Landlord's Right of Relocation.........................................      13
16.  Assignment, Subletting, Subordination and Attornment...................      14
17.  Tenant Defaults and Landlord's Remedies................................      15
18.  Surrender of Premises..................................................      17
19.  Holding Over...........................................................      17
20.  Bankruptcy.............................................................      18
21.  Landlord Default and Tenant's Remedies.................................      18
22.  No Waiver or Satisfaction and Accord...................................      19
23.  Dispute Resolution.....................................................      19
24.  Estoppel Certificates..................................................      21
25.  Short Form Lease.......................................................      21
26.  Brokers................................................................      21
27.  Authority of Tenant....................................................      22
28.  Notices................................................................      22
29.  Miscellaneous..........................................................      22

                                 LEASE AGREEMENT

         This Lease Agreement (the "Lease") entered into effective as of the ________ day of October, 2003, by and between The Dover Centre, LLC, a Tennessee limited liability company ("LANDLORD"), and IASIS Healthcare Corporation, a Delaware corporation ("TENANT").

         LANDLORD, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by TENANT, demises and leases to TENANT, and TENANT hereby hires and takes from LANDLORD, for the term hereinafter stated (the "Term"), the premises described below (the "Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease.

1.       PREMISES

         The Premises demised by this Lease are Suite E-200 in Building E (the "Building") of Phase II of The Dover Centre (the "Development"), located at 117 Seaboard Lane, Franklin, Tennessee, together with a non-exclusive right to use parking and other common areas located on the property of LANDLORD encompassing the Development (the "Land"). The location and dimensions of the Premises are shown on EXHIBIT A - DEMISED PREMISES, and incorporated herein by reference. No easement for light or air is incorporated in the Premises.

         A.       AGREED AREAS

Total rentable square feet                         42,319             square feet

Total rentable area of the Development            105,086             square feet

TENANT's percentage of the
Development for Additional Rent                     40.27                  %

         B.       USE

                  The Premises shall only be used for office purposes. TENANT's use of the Premises shall be subject to EXHIBIT B - BUILDING RULES, as the Rules may be hereafter reasonably amended by LANDLORD.

2.       TERM

         The Term of this Lease and TENANT's obligation to pay Base Rent and Additional Rent hereunder shall commence on the earlier to occur of (i) the date on which a Certificate of Occupancy is issued by the appropriate governing authority, or (ii) the 1st day of January, 2004 (the "Commencement Date"), and shall end on the 31st day of December, 2010 (the "End Date").

         A.       RENEWAL TERM

                           At TENANT's option, which must be exercised by notice in writing to LANDLORD at least one hundred eighty (180) days before the End Date, the Term of this Lease may be extended for two (2) additional five (5) year terms. Base Rent for each Lease Year of each of the Renewal Terms shall be 102% of the Base Rent for the previous Lease Year.

         B.       POSSESSION

                           If LANDLORD shall be unable to give possession of the Premises on the date of the commencement of the Term because the Premises are not ready for occupancy, LANDLORD shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, unless the delay is the fault of TENANT, the Rent shall not commence until the Premises are available for occupancy by TENANT, and no such failure to give possession on the date of commencement of the Term shall in any way affect the validity of this Lease or the obligations of TENANT hereunder. If, at TENANT's request, LANDLORD shall make the Premises available to TENANT prior to the date of commencement of the Term for the purpose of decorating, constructing, furnishing and equipping the Premises, the use of the Premises for such work shall not create a LANDLORD-TENANT relationship between the parties nor constitute occupancy of the Premises within the meaning of the next sentence, but the insurance and indemnity provisions of this Lease shall apply from the date the Premises are made available to TENANT. If, with the consent of LANDLORD, TENANT shall enter into occupancy of the Premises to do business therein prior to the date of commencement of the Term, the provisions of the Lease shall apply and Rent shall accrue and be payable from the date of occupancy.

         C.       INSPECTION OF PREMISES

                           Except as may otherwise be specifically provided in EXHIBIT C - TENANT IMPROVEMENTS, TENANT agrees that it has inspected the Premises and takes the Premises "as is."

         D.       STANDARD BUILDING SERVICES

                  LANDLORD shall provide to TENANT the standard building services provided for in EXHIBIT D - STANDARD BUILDING SERVICES.

3.       RENT

         TENANT shall pay to LANDLORD, on or before the first day of each month of the Term, in lawful money of the United States of America, at the location for notices set forth herein, as the location may be seasonably amended, Rent, consisting of the Base Rent, Additional Rent, any Tenant Improvement Additional Cost, and any Late Fees.

         A.       (i) BASE RENT

Lease Year        Period            Annual Rent       Monthly Rent       S.F./Year
----------        ------            -----------       ------------       ---------
   1        01/01/04 - 12/31/04*        **                 **             $18.00**

   2        01/01/05 - 12/31/05     $776,663.12        $64,721.93         $18.35

   3        01/01/06 - 12/31/06     $792,028.16        $66,002.35         $18.72

   4        01/01/07 - 12/31/07     $807,854.16        $67,321.18         $19.09

   5        01/01/08 - 12/31/08     $824,154.93        $68,679.58         $19.47

   6        01/01/09 - 12/31/09     $840,944.73        $70,078.73         $19.87

   7        01/01/10 - 12/31/10     $858,238.22        $71,519.85         $20.28

* If the Date of Commencement is advanced due to earlier occupancy, the last date of the first lease year will be the date one day prior to the anniversary of the Date of Commencement, and the Period for all subsequent lease years will adjust accordingly.

** First year Base Rent to be phased-in per sub-paragraph (iii) below.

                  (ii) PARTIAL MONTH

                           In the event the Term commences on a day other than
                  the first business day of a calendar month, the TENANT shall pay to the LANDLORD, on or before the Commencement Date, a pro rata portion of the monthly installment of Base Rent, such pro rata portion to be based on the number of days remaining in such partial month after the Commencement Date.

                  (iii) MOVING EXPENSES/SIGN ALLOWANCE/FIRST YEAR

                           As an inducement to TENANT to enter into this Lease
                  Agreement, LANDLORD agrees that LANDLORD will provide an allowance of $10,000 for exterior building signage, the design and location of which shall be submitted to and approved by LANDLORD in writing prior to installation. In addition, TENANT's Base Rent for the first year of the Term shall be phased-in according to the schedule attached as Exhibit C-2. TENANT shall receive a credit against the scheduled rent for the first month of the term for moving expenses equal to $2.00 per rentable square foot, totaling $84,638.00. TENANT shall submit invoices for it moving expenses within five (5) business days after receipt of same. LANDLORD shall not be obligated to credit any amount of such invoice, or invoices, that exceeds the allowance stated herein.

         B.       ADDITIONAL RENT

                  (i) Beginning as of the Commencement Date, TENANT shall pay LANDLORD, as Additional Rent, a sum equal to Tenant's Proportionate Share (as defined below) of the amount by which Operating Expenses (as defined below) exceed the "Operating Cost Expense Stop." If the first and/or last years of the Term shall not coincide with a calendar year, the Tenant's Proportionate Share of Operating Expenses attributable to the partial calendar year shall be prorated on the basis of the ratio between the number of days of such partial calendar year and 365.

                  (ii) "Tenant's Proportionate Share" shall mean the percentage set forth in Section 1.A. In the event of a mutually agreed change in the size of the premises, expansion of the Premises or additions to the Premises, the calculation of Tenant's Proportionate Share shall be revised appropriately as of the date of such modification by utilizing the same formula.

                  (iii) "Operating Expenses" shall mean and include all expenses relating to the Building, the Land and their common area, and including all costs of operation, maintenance and management therefor, ad valorem real estate taxes (excluding interest or penalties for late payment) and the costs, including without limitation, of legal and consulting fees, of contesting or attempting to reduce any of said taxes, reasonable amortization of capital improvements which are required by applicable law, or which will reduce LANDLORD's operating expenses or the rate of increases thereof, the cost of labor, materials, repairs, insurance, utilities, except for electricity for TENANT spaces, and services and such other expenses with respect to the operation, maintenance and management of the Building, the Land and their common areas, all of which expenses shall be incurred or paid by or on behalf of LANDLORD or are properly chargeable to LANDLORD's operating expenses in accordance with generally accepted accounting principles; as applied to the operation, maintenance and management of a first-class building. The foregoing expenses or costs shall be grossed up, if necessary, to reflect occupancy of ninety five percent (95%) of the rentable space in the Building.

                  (iv) Notwithstanding the foregoing, it is agreed that the Operating Expenses shall not include any leasing, marketing or brokerage costs, fees or commission; any cost of tenant improvements; any amortization of principal or interest on account of any indebtedness; any legal expenses arising out of any misconduct or negligence of LANDLORD or any person for which LANDLORD is responsible or arising out of dealings between any principals constituting LANDLORD, or arising out of any leasing, sale or financing of the Building or the Land or any part of either of them; or, except as expressly permitted above, any amortization or depreciation.

                  (v) "Operating Cost Expense Stop" shall be defined as the Operating Expenses incurred by LANDLORD during the calendar year 2004.

                  (vi) It is acknowledged and agreed that it will not be possible to determine the actual amount of the excess (if any) of Operating Expenses over the Operating Cost Expense Stop for a given calendar year until after the end of such calendar year. Therefore, until TENANT's liability for Tenant's Proportionate Share of Operating

         Expenses in excess of the Operating Cost Expense Stop shall have been finally determined for a particular calendar year, TENANT shall make payment on account of such excess as follows:

                  (a) Commencing as of the Commencement Date and continuing through the Term (and any renewal or extension thereof), and subject to the limitation expressed above, LANDLORD shall make a good faith estimate of Operating Expenses for such calendar year and Tenant's Proportionate Share thereof (hereinafter "Estimated Operating Expenses" and "Tenant's Estimated Proportionate Share"), and TENANT shall pay to LANDLORD, as Additional Rent with each monthly installment of Base Rent, an amount equal to one-twelfth (1/12) of Tenant's Estimated Proportionate Share of the amount by which Estimated Operating Expenses for the current calendar year are estimated to exceed the Operating Cost Expense Stop. Such payments for any partial month shall be paid in advance at the daily rate equal to the monthly payment divided by the number of days in the month for which the same is due. On or about April 1 during each calendar year in which TENANT shall be obligated to make payments on account of excess Operating Expenses, LANDLORD shall furnish to TENANT a statement for such calendar year of Tenant's Estimated Proportionate Share and of Estimated Operating Expenses thereupon, subject to the limitations expressed above. At the beginning of a new calendar year, and until the statement provided for herein has been furnished to TENANT, TENANT shall continue to make payment on account of Tenant's Estimated Proportionate Share of Estimated Operating Expenses at the rate assessed during previous calendar year. However, in no event shall TENANT pay any expense reimbursements for calendar year 2004.

                  (b) On or before April 1, 2005, and each April 1 thereafter during the Term (and any renewal or extension thereof), LANDLORD shall furnish TENANT with a statement setting forth the total amount of Tenant's Proportionate Share of the amount by which Operating Expenses for the preceding calendar year exceeded the Operating Cost Expense Stop. If any such statement shall show an overpayment or underpayment of Tenant's Proportionate Share of excess Operating Expenses for the preceding calendar year, any overpayment shall be refunded to TENANT or credited against payments due from TENANT under this Lease, and the full amount of any underpayment shall be paid to LANDLORD by TENANT not later than the first day of the first calendar month after such statement shall have been delivered to TENANT.

                  (c) In the event TENANT is required to pay Tenant's Proportionate Share of Operating Expenses, TENANT shall have the right, at TENANT's expense and no more frequently than once per calendar year, to inspect LANDLORD's books and records showing Operating Expenses for the calendar year in question at a mutually agreeable time; provided, however, that TENANT shall not have the right to withhold any payments of Tenant's Proportionate Share of excess Operating Expenses due and payable hereunder in the amount of which may be in dispute, and TENANT must pay the entire amount due and payable pursuant to the terms of this Lease prior to reviewing LANDLORD's books and records. In the event TENANT's inspection of LANDLORD's books and records reveals a verifiable error in LANDLORD's computation of Tenant's Proportionate Share of excess Operating Expenses, TENANT's Rent payment for the next calendar month shall be adjusted to compensate for said overpayment or underpayment. LANDLORD's statement setting forth the total amount of Tenant's Proportionate Share of excess Operating Expenses furnished to TENANT in accordance with these provisions shall be deemed to have been approved by TENANT unless protested by TENANT in writing within ninety (90) days after delivery of such statement to TENANT at the Premises.

                  (vii) Any contest by LANDLORD of ad valorem real estate taxes shall not relieve TENANT of the obligation to continue to make payments of Tenant's Proportionate Share of Operating Expenses during the pendency of such a contest; provided that promptly upon reduction in the amount of any such taxes, LANDLORD shall credit TENANT for Tenant's Proportionate Share of such savings.

                  (viii) Beginning as of the Commencement Date, TENANT shall pay LANDLORD, as Additional Rent, a sum equal to the amount by which Electric Service Charges for Tenant's demised space (as measured by a separate meter for said space) exceeds the "Electrical Expense Stop". The Electrical Expense Stop is defined as $1.25 per square foot multiplied by the net useable area of the demised space. LANDLORD will bill for any overage amount above the Electrical Expense Stop on a monthly basis (in arrears).

         C.       TENANT IMPROVEMENT COST

                  TENANT shall pay to LANDLORD any Tenant Improvement Cost incurred by LANDLORD which is greater than the amount provided in EXHIBIT C-1. The additional Tenant Improvement Cost shall be paid to LANDLORD on or before the Commencement Date of the Lease, unless EXHIBIT C-1 provides for a different payment schedule.

         D.       LATE FEE

                  If LANDLORD does not receive the Rent payment provided for herein by the tenth (10th) day of any month, TENANT shall pay to LANDLORD, as a Late Fee and not as a penalty, an additional amount equal to five percent (5%) of the total Rent which is owed by TENANT to LANDLORD. The assessment of the Late Fee provided herein is cumulative, and LANDLORD's waiver of any Late Fee shall not be construed as a waiver of any other Late Fees which may accrue in the future. If the amount of the Late Fee violates any state or federal usury provisions, the Late Fee shall be the highest amount allowed by law.

4.       SECURITY DEPOSIT

         Concurrent with the execution of this Lease, TENANT shall deposit with LANDLORD the sum of Sixty-five Thousand and No/100 $65,000.00 Dollars. If TENANT defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, LANDLORD may use, apply or retain any part or all of this Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which LANDLORD may be entitled to receive from TENANT. Following any such application of the Security Deposit, TENANT shall pay to LANDLORD, on demand, an amount necessary to restore the Security Deposit to its original amount. If TENANT shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, less a reasonable cleaning fee, shall be returned to TENANT upon the expiration of the Term and upon TENANT's vacation of the Premises.

5.       LIABILITY INSURANCE

         TENANT shall, at TENANT's expense, obtain and keep in force during the Term of this Lease, a policy of commercial general liability insurance, including personal injury liability, contractual liability, products and completed operations liability and liquor liability (if applicable), insuring LANDLORD, its employees, agents, successors and assignees, as an additional insured, and TENANT against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such Insurance shall be in the amount of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for any one accident or occurrence. The limit of any of such Insurance shall not limit the liability of TENANT hereunder. If TENANT fails to procure and maintain such Insurance, LANDLORD may, but shall not be required to, procure and maintain the same, at TENANT's expense, to be reimbursed by TENANT within ten (10) days of written demand. All Insurance required to be obtained by TENANT hereunder shall be issued by companies acceptable to LANDLORD. Within ten (10) days prior to the Lease Commencement Date, TENANT shall deliver to LANDLORD certificates of liability insurance required herein with loss payable clauses satisfactory to LANDLORD. Any deductible under such Insurance policy in excess of One Thousand Dollars ($1,000) must be approved by LANDLORD in writing prior to issuance of such policy. No policy shall be cancelable or subject to reduction of coverage except upon thirty (30) days' prior written notice to LANDLORD. All such policies shall name LANDLORD and its agents as additional insureds, shall be written as primary policies not contributing with and not in excess of coverage which LANDLORD may carry, and shall be written with an insurance carrier satisfactory to LANDLORD.

6.       CASUALTY INSURANCE - FIXTURES AND EQUIPMENT/ BUSINESS INTERRUPTION

         TENANT shall maintain in full force and effect on all of TENANT's trade fixtures, equipment and personal property located on the Premises, a policy of all risk property insurance covering the full replacement value of such property. TENANT shall provide and keep in force with companies satisfactory to LANDLORD business interruption and/or loss of rental insurance in an amount equivalent to six (6) months Rent and Additional Rent, said insurance shall not contain a deductible greater than One Thousand Dollars ($1,000). TENANT shall furnish LANDLORD with a certificate of such Insurance naming LANDLORD as an additional insured. No policy shall be cancelable or subject to reduction of coverage except upon thirty (30) days' prior written notice, given by the insurance carrier, to LANDLORD.

7.       INDEMNIFICATION

         TENANT shall indemnify, hold harmless and, at LANDLORD's option, defend, LANDLORD, its employees, agents, successors and assignees, from and against any and all costs, expenses, including reasonable attorney's fees, liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind, asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with TENANT's occupancy of the Premises, including any accident, death or personal damage to or loss or theft of property, including the Premises, which shall occur in or about the Premises and which is occasioned in whole or in part by any act or omission of TENANT, its agents, contractors, licensees, invitees or employees. [SEE RIDER 7 ATTACHED.]

8.       WAIVER AND LIMITATION OF LIABILITY

         LANDLORD shall not be liable in any manner to TENANT for any injury to or death of persons, or for any loss of or damage to property of TENANT, its employees, agents, customers or invitees, regardless of whether such property is entrusted to employees of the Building, or such loss or damage is occasioned by casualty, theft or any other cause of whatever nature, unless caused solely by the willful misconduct or gross negligence of LANDLORD. In no event shall LANDLORD be liable in any manner to TENANT or any other party as the result of the acts or omissions of TENANT, its agents, employees, contractors or any other tenant of the Building. All personal property upon the Premises shall be at the risk of TENANT only, and LANDLORD shall not be liable for any damage thereto or theft thereof, whether or not caused, in whole or in part, by the negligence of LANDLORD. The foregoing provisions of this Paragraph 8 are not intended to, and shall not, limit any right that TENANT might otherwise have to obtain injunctive relief against LANDLORD or any suit or action in connection with enforcement or collection of which may become owing or payble under or on account of insurance maintained by LANDLORD.

         TENANT agrees to look solely to LANDLORD's interest in the Building and the Rent and other income derived therefrom for the recovery of any monetary judgment against LANDLORD. Accordingly, LANDLORD's obligations and liability with respect to this Lease shall be limited solely to LANDLORD's interest in the Building, as such interest is constituted from time to time, and the Rent and other income derived therefrom, and neither LANDLORD nor any officer, employee, director, member, manager, shareholder or partner of LANDLORD shall have any personal liability whatsoever with respect to this Lease.

9.       QUIET ENJOYMENT

         If and so long as TENANT pays the Rent reserved hereunder and any other sums due hereunder, and observes and performs all of the covenants, conditions and provisions provided herein, TENANT shall, and may peacefully and quietly have, hold and enjoy the Premises for the entire Term hereof, subject to all provisions of this Lease.

10.      HAZARDOUS MATERIALS

         TENANT covenants not to introduce any hazardous or toxic materials onto the Premises without complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits. If TENANT's transportation, storage, use or disposal of hazardous or toxic materials on the Premises results in the contamination of the soil or surface or ground water, or loss or damage to person(s) or property, then TENANT agrees to:

                  (a) notify LANDLORD immediately of any contamination, claim of contamination, loss or damage;

                  (b) after consultation with the LANDLORD, clean up the contamination in full compliance with all applicable statutes, regulations and standards; and

                  (c) indemnify, defend and hold LANDLORD harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive termination of this Lease.

11.      TENANT'S RIGHT TO USE AND ALTER AND COVENANT AGAINST LIENS

         A.       RESTRICTIONS ON USE

                  No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, TENANT shall pay to LANDLORD any and all increases in insurance premiums resulting from such breach. TENANT shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. If any of the TENANT's office machines or equipment disturb any other tenant in the Building, then TENANT shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance. TENANT, at its expense, shall comply with all laws relating to its use or occupancy of the premises and shall observe such reasonable rules and regulations as may be adopted and made available to TENANT by LANDLORD from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein.

         B.       ADDITIONS AND FIXTURES

                  (i) TENANT will make no alteration, change, improvement, repair, replacement or addition to the Premises without the prior written consent of LANDLORD. If LANDLORD grants such prior written consent, the work shall be at TENANT's expense but by workmen of LANDLORD or workmen and contractors approved in advance in writing by LANDLORD, and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by LANDLORD including, but not limited to, such contractor performing work on the Premises to carry and maintain, at no expense to LANDLORD, non-deductible commercial general liability insurance, including but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, workmen's compensation insurance, broad form property damage endorsement and contractor's protection liability coverage in such amounts and with such companies as LANDLORD shall approve.

                  (ii) TENANT may remove its trade fixtures, office supplies and movable office furniture and equipment not permanently attached to the Building, other than fixtures or equipment furnished and purchased by LANDLORD, provided (a) such removal is made prior to the termination of the Term; and (b) TENANT promptly repairs all damage caused by such removal. All other property at the Premises and any alteration or addition to the Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Premises (any of which as stated above shall require LANDLORD's prior written consent) shall become the property of LANDLORD and shall remain upon and be surrendered with the Premises as part thereof at the termination of this Lease, and TENANT hereby waives all rights to any payment or compensation therefor. Upon written request from the LANDLORD, TENANT will, prior to termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it or at its request in the Premises and will repair any damage caused by such removal.

         C.       LIENS OF TENANT

                  If, because of any act or omission of TENANT, any mechanic's lien or other lien, charge, or order for the payment of money is filed against any portion of the Premises, TENANT shall, at its expense, cause the lien or liens to be discharged of record or bonded-off within thirty (30) days after it receives written notice from LANDLORD of their filing. If TENANT contests the validity of the lien(s), TENANT shall provide a bond issued by a surety which is acceptable to LANDLORD which shall indemnify and hold LANDLORD harmless against and from all costs, liabilities, suits, penalties, claims and demands arising from said liens.

         D.       REMOVAL OF LIENS

                  If TENANT fails to cause the liens to be discharged or bonded-off within the required thirty (30)-day period or fails to satisfy any final (non-appealable) judgment in favor of the lien holders within thirty (30) days, LANDLORD may cause the liens to be discharged. All payments by LANDLORD to have liens discharged shall constitute Additional Rent payable to it by TENANT, and shall be immediately due and payable to LANDLORD.

12.      REPAIRS AND MAINTENANCE

         A.       COMMON AREAS

                  LANDLORD shall maintain, or cause to be maintained, the common areas of the Building, such as lobbies, elevators, stairs and corridors, sidewalks, the roof, foundations and exterior walls of the Building, and the underground utility and sewer pipes outside the exterior walls of the Building, except that any of such repairs rendered necessary by the negligence or willful misconduct of TENANT, its agents, customers, employees, independent contractors, guests or invitees, the repair of which shall be paid for by TENANT within ten
         (10) days of LANDLORD's written demand. Subject to LANDLORD's right of access, TENANT shall be exclusively responsible for the interior of the Premises. TENANT shall promptly report in writing to LANDLORD any defective condition known to it which LANDLORD is required to repair, and failure to so report such defects shall make TENANT responsible to LANDLORD for any liability incurred by LANDLORD by reason of such conditions. TENANT hereby waives the right to make repairs at LANDLORD's expense under any other law, statute or ordinance now or hereafter in effect.

         B.       ACCESS

                  TENANT shall permit LANDLORD and its agents to enter the Premises at all reasonable times to inspect the same to show the Premises to prospective tenants or interested parties, such as prospective lenders and purchasers; to exercise its rights under this Lease; to clean, repair, alter or improve the Premises or the Building; to discharge TENANT's obligations when TENANT has failed to do so within a reasonable time after written notice from LANDLORD, to post notices of non-responsibility and similar notices and "for sale" signs, and to place "for lease" signs upon or adjacent to the Building or the Premises at any time within twelve (12) months of the expiration of the term of this Lease. TENANT shall permit LANDLORD and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, LANDLORD may temporarily close entrances, doors, corridors, elevators or other facilities without liability to TENANT by reason of such closure. Should it become necessary to close the Building, TENANT may have access to the Premises to retrieve necessary files and equipment for the continued operation of its business. An exercise of LANDLORD's rights hereunder shall not be deemed to be a trespass or a disturbance of TENANT's right to quiet enjoyment of the Premises.

         C.       FORCE MAJEURE

                  This Lease and the obligations attendant hereunder shall not be affected or impaired because LANDLORD is unable to fulfill any of its obligations hereunder, or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of LANDLORD.

                  This Lease and the obligations of TENANT hereunder shall not be affected or impaired because TENANT is unable to fulfill any of its obligations hereunder, or is delayed in doing so, if such inability or delay is caused by reason of acts of God or any other cause beyond the reasonable control of TENANT, except strikes or labor troubles caused by TENANT's employees shall not be an event of force majeure.

13.      DAMAGE OR DESTRUCTION

         A.       DAMAGE REPAIR

                  If the Premises shall be destroyed or the Building shall be damaged such that the Premises are rendered unrentable, either wholly or in part, by fire or other casualty, LANDLORD may, at its option, (i) terminate this Lease effective as of the date of such damage or destruction, or (ii) restore the Premises to its previous condition, if such restoration can be substantially accomplished within a reasonable time and, in the meantime, the Rent shall be abated in the same proportion as the unusable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect. If the damage is due, directly or indirectly, to the fault or neglect of TENANT or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent LANDLORD receives proceeds from any applicable Insurance policy of TENANT to compensate LANDLORD for loss of Rent.

         B.       RIGHT OF TERMINATION

                  If such damage can not be repaired within ninety (90) days of its occurrence (as estimated by LANDLORD's architect), this Lease may be terminated by either LANDLORD or TENANT by giving written notice thereof to the other party within thirty (30) days after receipt of a certificate by LANDLORD's architect which shall be delivered to TENANT no later than thirty (30) days following such damage or destruction. The Lease shall terminate as of the date such notice is given, and TENANT shall pay the Rent apportioned to the time of such notice and shall pay all other obligations of TENANT owing on the date of termination, and TENANT shall immediately surrender the Premises to LANDLORD.

         C.       BUSINESS INTERRUPTION

                  Other than rental abatement provided herein, no damages, compensation or claim shall be payable by LANDLORD for inconvenience or loss of business arising from interruption of business, or repair or restoration of the Building or Premises, except for damage caused by the gross negligence or willful misconduct of LANDLORD.

         D.       REPAIRS

                  LANDLORD's obligations, should it elect to repair, shall be limited to the base Building, common areas and the interior improvements installed by LANDLORD. Notwithstanding anything herein to the contrary, if the Premises are destroyed or damaged during the last twelve (12) months of the term of this Lease, then LANDLORD or TENANT may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage.

14.      CONDEMNATION

         If the entire Building and Land, any portion thereof which includes a substantial part of the Premises, or such portions which prevent the operation of the Building on a financially sound basis, shall be taken or condemned by any condemning authority for any public use or purpose, or should be sold in lieu of condemnation, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the condemnation award which shall be the sole property of the LANDLORD. TENANT expressly subordinates its interest in any award to the right of any first deed of trust holder to have its indebtedness satisfied from said award.

         If this Lease is not so terminated upon any such taking or sale, and if a portion of the Premises is affected hereby, the Base Rent payable hereunder shall be diminished by an equitable amount, and LANDLORD shall restore the Building and the Premises to substantially their former condition, except LANDLORD's obligation to restore shall not exceed the amount of condemnation proceeds actually received by LANDLORD free from the claims of mortgagees and prorated between all tenants of the Building whose leased premises have been damaged.

         To the extent TENANT can make a separate claim from the condemning authority (and not reduce the amount of LANDLORD's award), TENANT may claim and receive therefrom TENANT's moving expenses, the value of TENANT's fixtures and improvements, and any damages suffered by TENANT as a result of having to pay rent in excess of the rent set forth in this Lease. To the extent LANDLORD's award would be reduced, TENANT waives any claim it may have for the value of the unexpired term of this Lease, but not otherwise.

15.      LANDLORD'S RIGHT OF RELOCATION

         This section intentionally deleted and remains blank.

16.      ASSIGNMENT, SUBLETTING, SUBORDINATION AND ATTORNMENT

         A.       ASSIGNMENT AND SUBLEASE

                  TENANT may not assign, mortgage, pledge, or otherwise encumber its interest in this Lease without the written permission of LANDLORD. TENANT may sublet the Premises to a third party acceptable to LANDLORD, provided that the sublease is expressly subject to the provisions of this Lease, and that the sublease does not affect or reduce TENANT's obligations hereunder, which shall continue in full effect as the obligations of a principal and not as a guarantor or surety, to the same extent as though no sublease has been made.

         B.       SUBORDINATION OF LEASE TO DEED OF TRUST

                  (i.) Unless otherwise required pursuant to subparagraph ii below, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any Mortgage. The term "Mortgage" means any deed to secure debt, mortgage, deed of trust, or other instrument in the nature thereof which may now or hereafter affect LANDLORD's fee title to the Premises, any other instrument encumbering the fee title of the Premises, and any modifications, renewals, consolidations, extensions, or replacements thereof.

         (ii.)    The provisions of subparagraph (i) above shall be
         self-operative, and no further instrument of subordination shall be required by the holder of any Mortgage. In confirmation of such subordination, Tenant shall, upon demand, execute, acknowledge, and deliver to LANDLORD or the holder of any Mortgage, without expense to LANDLORD or such holder, any and all instruments that may be requested by LANDLORD or such holder to evidence the subordination of this Lease and all rights hereunder to the lien of any such Mortgage. Should Tenant fail to execute, acknowledge, and deliver to LANDLORD or such holder any such instrument within ten (10) days following written request therefor, LANDLORD or such holder, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints LANDLORD or such holder, and their respective successors and assigns, such attorney-in-fact for that purpose.

         (iii) Tenant shall, upon demand, execute, acknowledge, and deliver to LANDLORD or to the holder of any Mortgage, without expense to LANDLORD or such holder, any and all instruments that may be necessary to make this Lease superior to the lien of any such Mortgage. Should Tenant fail to execute, acknowledge, and deliver any such instrument within ten (10) days following the giving of a written request therefor. LANDLORD or such holder, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place and stead, and Tenant hereby irrevocably makes, constitutes, and appoints LANDLORD or such holder, and their respective successors and assigns, such attorney-in-fact for that purpose.

         C.       ATTORNMENT

         (i) Tenant shall, upon demand, execute, acknowledge, and deliver to LANDLORD or to the holder of any Mortgage, without expense to LANDLORD or such holder, any and all instruments that may be necessary to make this Lease superior to the lien of any such Mortgage. Should Tenant fail to execute, acknowledge, and deliver any such instrument within ten (10) days following the giving of a written request therefor. LANDLORD or such holder, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place and stead, and Tenant hereby irrevocably makes, constitutes, and appoints LANDLORD or such holder, and their respective successors and assigns, such attorney-in-fact for that purpose.

         (ii) Upon request by Tenant, LANDLORD shall use reasonable efforts in obtaining for Tenant a Subordination, Non-Disturbance and Attornment Agreement from the holder of any mortgage.

17.      TENANT DEFAULTS AND LANDLORD'S REMEDIES

         A. All rights and remedies of LANDLORD herein enumerated shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity. The occurrence of any of the following shall constitute a default and breach of this Lease by TENANT:

                  (i) TENANT shall fail, neglect or refuse to pay any installment of Rent promptly at the time and in the amount as herein provided, or to pay any other monies agreed to by it to be paid promptly when and as the same shall become due and payable under the terms hereof and either of such defaults shall continue for a period of more than twenty (20) days (provided that LANDLORD shall not be required to give such notice of said payment default); or if

                  (ii) TENANT shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, and such default shall continue for a period of more than thirty (30) days after notice thereof is given in writing to TENANT by LANDLORD (provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than said thirty (30) day period, TENANT shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within said thirty
         (30) day period and is diligently prosecuting compliance of said notice).

         B. In the event of any such default or breach of this Lease by TENANT, LANDLORD shall have the right and option, subject to the provisions set forth herein, to declare the entire Rent due for the balance of the term hereof together with the costs of suit and reasonable attorney's fees immediately due and payable by TENANT, and shall have any or all of the remedies hereunder set forth, and further, in the event of such default or breach of this Lease or LANDLORD's agent to cancel or annul this Lease at once and re-enter the Premises and remove all persons and their property therein, and such property may be stored in a public warehouse or elsewhere at the cost of the TENANT, all without service of notice or resort to legal process and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used by LANDLORD.

         C. The LANDLORD may, however, at its option, at any time after TENANT's default re-enter and take possession of said Premises and remove any property contained therein without such re-entry working a forfeiture of the Rents to be paid and the covenants, agreements and conditions to be kept and performed by TENANT for the full term of this Lease. In such event, LANDLORD shall have the duty to mitigate, including the duty to divide or subdivide the Premises in any manner LANDLORD may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for such use and upon such covenants and conditions as are commercially reasonable, applying the net rentals from such letting first to the payment of LANDLORD's expense incurred in dispossessing TENANT, including, without limitation, reasonable attorney's fees, and the cost and expense of making such improvements, alterations and repairs in the Premises as may be necessary in order to enable LANDLORD to re-let the same, and to the payment of any brokerage commissions or other necessary expenses of LANDLORD in connection with such re-letting. The balance, if any, shall be applied by LANDLORD, from time to time, on account of the payments due or payable by TENANT hereunder with the right reserved to LANDLORD to bring such action or proceedings for the recovery of any deficits remaining unpaid as LANDLORD may deem favorable from time to time without obligation to await the end of the term hereof for the final determination of TENANT's account. The good faith failure of LANDLORD to re-let the Premises or any part or parts thereof shall not release or affect TENANT's liability for damages. LANDLORD may make such alterations, repairs, replacements and/or decorations in the Premises as LANDLORD, in LANDLORD's sole judgment, considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release TENANT from liability hereunder as aforesaid. In any actions or proceedings against TENANT for any of the above deficits or "Final Damages," LANDLORD shall be entitled to recover reasonable attorney's fees incurred.

         Any balance remaining, however, after full payment and liquidation of LANDLORD's account as aforesaid, shall be paid to TENANT from time to time, with the right reserved to LANDLORD, at any time to give notice in writing to TENANT of LANDLORD'S election to cancel and terminate this Lease and require TENANT to pay "Final Damages" upon the giving of such notice, and upon the simultaneous payment by TENANT to LANDLORD of Final Damages, this Lease and the obligations thereunder on the part of either party to the other shall terminate.

         "Final Damages" means the present worth of the amount by which "Final Credits" exceeds "Final Debits." "Final Credits" means the Rent that would have been payable from the date on which the above election is exercised to the date on which the term of this Lease would have expired if this Lease had not been terminated. "Final Debits" means the fair rental value of the Premises for the same period. Present worth shall be discounted at a rate equal to the "Prime

Rate" on the date on which the election is exercised. The discount shall be compounded monthly. The Prime Rate means the Prime Rate of AmSouth Bank (or its successor) as publicly announced from time to time. If AmSouth ceases to publicly announce its prime rate, the Prime Rate shall be the average prime rate on short term business loans for the month prior to the month in which the option is exercised as set forth in the Federal Reserve Statistical Release published by the Board of Governors of the Federal Reserve System.

         Anything herein to the contrary notwithstanding, nothing herein shall be construed to limit any obligation of LANDLORD under applicable law to mitigate LANDLORD's damages or to cause a waiver of any rights or defenses available to TENANT.

         All payments due under this Lease shall be deemed to be due and payable by TENANT to LANDLORD with interest thereon from the date when the particular amount became due to the date of payment thereof to LANDLORD. The aforesaid interest shall be the lesser of highest legal rate then in effect in the State of Tennessee or the "Prime Rate" seasonably adopted by AmSouth Bank, plus six percent (6%).

         The term "business day" as used herein shall exclude Saturdays, Sundays, and any holiday observed by federally chartered banks in the United States.

18.      SURRENDER OF PREMISES

         At termination of this Lease by lapse of time or otherwise, TENANT shall surrender the Premises to LANDLORD, together with all alterations, additions and improvements thereto, in broom-clean condition and in good order and repair, except for ordinary wear and tear and damage for which TENANT is not obligated to make repairs under this Lease; failing this, LANDLORD may restore the Premises to such condition and TENANT shall pay the cost thereof. Upon such termination, all installations, alterations, additions, hardware and improvements, including partitions which may have been installed by either LANDLORD or TENANT upon the Premises, shall remain upon Premises and shall be LANDLORD's property unless otherwise provided for in accordance with the terms hereof, all without compensation, allowance, or credit, except that TENANT's moveable office equipment and furniture shall remain TENANT's property, and if TENANT shall not then be in default, TENANT shall have the right prior to such termination to remove the same. TENANT shall surrender the Premises to LANDLORD at the end of the term hereof, without notice of any kind, and TENANT waives all right to any such notice as may be provided under any laws now or hereafter in effect. The provisions of this Section shall survive the termination of this Lease.

19.      HOLDING OVER

         In the event TENANT shall fail to surrender possession of the Premises upon the expiration or sooner termination of this Lease, TENANT shall, at the LANDLORD's sole option, be deemed to be occupying the Premises as a tenant from month to month and shall pay to LANDLORD, as an occupancy charge, an amount equal to the sum of one hundred fifty percent (150%) of the Rent paid during the last month prior to the expiration or earlier termination of this Lease; provided, however, in such event TENANT shall not be released from any further costs, damages or liabilities whether direct, indirect or consequential, suffered by LANDLORD and occasioned by TENANT's holding over, and TENANT agrees to indemnify and hold LANDLORD harmless.

20.      BANKRUPTCY

         If there shall be filed against TENANT, in any court, pursuant to any statute, either the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of TENANT's property and TENANT fails to secure a discharge thereof within thirty (30) days from the date of such filing, or if TENANT shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into a slow-pay arrangement, then, in any of such events, this Lease, at the option of LANDLORD, may be canceled and terminated without service of notice or resort to legal process. In the event of a termination of this Lease pursuant to this Paragraph, neither TENANT nor any person claiming through or under TENANT (whether by virtue of any statute or any order of any court or otherwise) shall be entitled to acquire or remain in possession of the Premises, as the case may be, and LANDLORD shall have no further liability hereunder to TENANT or any other person and TENANT or any other such person shall forthwith quit and surrender the Premises. If this Lease shall be so canceled or terminated, LANDLORD, in addition to the other rights and remedies of LANDLORD contained elsewhere in this Lease, or under any statute or rule of law, may retain as liquidated damages any Rent, security deposit and any other money received by LANDLORD from TENANT or others on behalf of TENANT.

         In the event of a proceeding involving TENANT under the Bankruptcy Code, 11 U.S.C. 101 et seq., if this Lease is assumed by TENANT's trustee in bankruptcy (after such trustee has cured all existing defaults, compensated LANDLORD for any loss resulting therefrom and provided adequate assurance of future performance), then this Lease may not be assigned by the trustee to a third party, unless such party (a) executes and delivers to LANDLORD an agreement in recordable form whereby such party assumes and agrees with LANDLORD to discharge all obligations of TENANT under this Lease, including, without limitation, the provisions of Paragraph 7 relating to the permitted use of the Premises and the manner of operation thereof; (b) has a net worth and operating experience at least comparable to that possessed by TENANT named herein as of the execution of this Lease; and (c) grants LANDLORD, to secure the performance of such party's obligations under this Lease, a security interest in such party's merchandise, inventory, personal property, fixtures, furnishings, and accounts receivable (and the proceeds of all of the foregoing) with respect to its operations in the Premises, and in connection therewith, such party shall execute such security agreements, financing statements and other documents (the forms of which are to be designated by LANDLORD) as are necessary to perfect such lien.

21.      LANDLORD DEFAULT AND TENANT'S REMEDIES

         In the event LANDLORD shall fail to perform any of its obligations hereunder, including without limitation, general building appearance, maintenance and structural repairs, TENANT shall be entitled to perform such repairs and maintenance as is reasonably necessary and appropriate in order to cause compliance with LANDLORD's obligations, provided TENANT has first given LANDLORD fifteen (15) days' written notice, and unless LANDLORD shall have commenced curing the same within fifteen (15) days after the notice and is continuing to cure the same with due diligence. In the event of emergency repairs or maintenance, TENANT shall give such written notice as is reasonable or available under the circumstances, but not less than twelve (12) hours. In such event LANDLORD will not be in default if LANDLORD commences curing the same within said twelve (12) hour period and continues to cure the same with due diligence. LANDLORD agrees to reimburse TENANT for the reasonable costs of repairs and maintenance, provided that TENANT complies with this provision and submits a written claim for reimbursement to LANDLORD. Upon LANDLORD's failure to so reimburse TENANT within thirty (30) days, such reimbursement shall accrue interest from the date thereof at a rate per annum equal to the lesser of the maximum rate permitted in the State of Tennessee or the Prime Rate of AmSouth Bank, plus six percent (6%).

22.      No WAIVER OR SATISFACTION AND ACCORD

         The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by LANDLORD of Rent, or any other payment by TENANT at a time when the Rent or the payment of any other sums are due shall not be construed to be other than a payment on account of the Rent or any other sums then due, which may be applied in such manner as LANDLORD deems appropriate, nor shall any statement on TENANT's check or any letter accompanying TENANT's check be deemed an accord and satisfaction. LANDLORD may accept any such payment without prejudice to LANDLORD's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by LANDLORD or LANDLORD's agents or employees during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by the LANDLORD.

23.      DISPUTE RESOLUTION

         A.       MEDIATION

                  As a condition precedent to any other rights hereunder, the parties agree that any controversy, claim or dispute arising out of the Lease, or the breach or alleged breach of the Lease, shall first be submitted to mediation by a mediator acceptable to the parties. The costs of the mediation shall be equally shared by the parties. If the parties cannot agree on a mediator within thirty (30) days after either party makes a written demand on the other party for mediation, the parties shall have the remedies provided herein.

         B.       ARBITRATION

                  (i) Except for the Excluded Issues (as defined herein), any controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this Lease shall be settled by arbitration. The award rendered by the arbitrator or arbitrators shall be final, and any judgment upon the award rendered by the arbitrator or arbitrators shall be entered in a state court in Williamson County, Tennessee. The party hereunder demanding arbitration of any controversy, dispute or claim arising out of this Lease or any breach or alleged breach of this Lease shall serve a written notice of such demand with the other party. In the event the parties are unable to agree upon an arbitrator within thirty (30) days after such notice, each party shall designate a dis-interested third party to serve as an arbitrator. The two arbitrators shall choose a third arbitrator to serve on the panel. Such written notice shall be given not later than sixty (60) days after the controversy, dispute or claim arises or the breach or alleged breach of this Lease occurs. Any arbitration under or related to this Lease may include any other party that is or may be involved in the controversy, dispute, claim or breach or alleged breach that is the subject matter of the arbitration proceeding. Provided, however, and notwithstanding the foregoing to the contrary, the following matters and issues (the "Excluded Issues") shall be excluded from the mandatory mediation and arbitration provisions of this
         Section:

                  (a) LANDLORD's exercise of its rights and remedies provided for under this Lease solely to gain possession of the premises or solely to terminate TENANT's right of possession to the Premises, which disputes shall be resolved in state court in Williamson County, Tennessee, subject to appeal pursuant to applicable law;

                  (b) Disputes regarding whether arbitration hereunder of a particular controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this Lease is barred by the applicable statute of limitations specified in Tennessee law, which disputes relating to whether the statue of limitations is a bar to a particular controversy, dispute or claim shall be resolved in state court in Williamson County, Tennessee, subject to appeal pursuant to applicable law; and

                  (c)      Claims of third parties against TENANT.

                  (ii) Except with regard to the Excluded Issues (which shall be resolved as provided below), LANDLORD and TENANT hereby irrevocably waive any and all rights they may have to resolve any controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this Lease in a manner that is inconsistent with the provisions of this Lease.

                  (iii) Neither the parties to this Lease nor the arbitrator or arbitrators may make any public disclosure of (a) the existence of any controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this Lease; (b) the existence of an arbitration proceeding under this Lease; or (c) the results of any arbitration proceeding under this Lease, unless LANDLORD and TENANT both consent in writing to such public disclosure. Provided, however, this prohibition shall not be deemed or construed to prevent or impede the entry of any judgment upon or award rendered by the arbitrator or arbitrators in state court in Williamson County, Tennessee, as contemplated above.

24.      ESTOPPEL CERTIFICATES

         Either party shall, without charge, at any time within ten (10) days after the other's written request, from time to time, certify by written instrument duly executed and acknowledged to any person specified in the request, as to the following:

         (a) whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;

         (b) the validity and force and effect of this Lease, in accordance with its tenor as then constituted;

         (c)      the existence of any Default thereunder;

         (d) the existence of any offsets, counterclaims, or defenses thereto by the other party;

         (e) the commencement and expiration dates of the term of this Lease; and

         (f)      all other matters that reasonably may be so requested.

Any such certificate may be relied upon by the party requesting it and any other person to whom it may be exhibited or delivered. The contents of the certificate shall be binding on the other party executing it.

25.      SHORT FORM LEASE

         If requested by TENANT, LANDLORD shall execute a Memorandum of Lease in order to protect TENANT's interest.

26.      BROKERS

         TENANT warrants to LANDLORD that TENANT has dealt and negotiated solely and only with the LANDLORD and/or its agent, Cumberland Advisors LLC, for this Lease and with no other broker, firm, company or person.

         TENANT, for good and valuable consideration, shall indemnify and hold LANDLORD, its employees, agents, successors and assignees, harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against LANDLORD by reason of the falsity or error of the aforesaid warranty. The provisions of this section shall survive the termination of this Lease.

27.      AUTHORITY OF TENANT

         If TENANT is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of said corporation, limited liability company or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, limited liability company or partnership, and that this Lease is binding upon said corporation, limited liability company or partnership.

28.      NOTICES

         All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given hereunder shall be in writing and be deemed to have been given when delivered, or when mailed by first class registered or certified mail, postage prepaid, addressed to:

         TENANT            :          Prior to Commencement Date -

                                      General Counsel
                                      IASIS Healthcare Corporation
                                      113 Seaboard Lane, Suite A-200
                                      Franklin, Tennessee 37067

                                      After Commencement Date -

                                      General Counsel
                                      IASIS Healthcare Corporation
                                      117 Seaboard Lane, Suite E-200
                                      Franklin, Tennessee 37067

         LANDLORD          :          Michael L. Murphy, Chief Manager
                                      The Dover Centre, LLC
                                      113 Seaboard Lane, Suite A-105
                                      Franklin, Tennessee 37067
29.      MISCELLANEOUS

         A.       SEVERABILITY

                           If any provision of this Lease or any application
                  thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provisions hall not be affected thereby.

         B.       BINDING EFFECT

                           The provisions of this Lease shall be binding upon
                  and inure to the benefit of both parties and their respective successors and assigns.

         C.       HEADINGS

                           The section headings of this Lease are for
                  convenience and reference only, and shall not be used to limit or otherwise affect the meaning of any provisions of this Lease.

         D.       COUNTERPARTS

                           This Lease may be simultaneously executed in two or
                  more counterparts, each of which shall be deemed a fully enforceable original, but all of which together shall constitute one and the same instrument.

         E.       GOVERNING LAW

                           This Lease shall be construed in accordance with and
                  governed by the laws of the state of Tennessee.

         F.       AMENDMENTS

                           This Lease may not be amended, modified or
                  terminated, nor may any obligation under it be waived orally. No amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

         G.       TIME OF ESSENCE

                           Time is expressly declared to be of the essence of
                  this Lease.

         H.       ENTIRE AGREEMENT

                           This Lease supersedes all agreements, whether written
                  or oral, previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD                                 TENANT

THE DOVER CENTRE, LLC                    IASIS HEALTHCARE CORPORATION

By: -s- Michael L. Murphy                By: -s- David White
    -----------------------                  --------------------
    Michael L. Murphy                        David White
    Its Chief Manager                        Its: Chairman & CEO

                                  EXHIBIT A-1

                                DEMISED PREMISES

                             [DEMISED PREMISES MAP]

                                   EXHIBIT A-2

                                DEMISED PREMISES

                             [DEMISED PREMISES MAP]

                                    EXHIBIT B

                                 BUILDING RULES

         1. No sign, picture, advertisement or notice visible from the exterior of the Premises shall be installed, affixed, inscribed, painted or otherwise displayed by TENANT on any part of the Premises or the Building unless the same is first approved by LANDLORD. Any such sign, picture, advertisement or notice approved by LANDLORD shall be painted or installed for TENANT at TENANT's cost by LANDLORD or by a party approved by LANDLORD. No awnings, curtains, blinds, shades or screens that are visible from the exterior of the building shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of LANDLORD, including approval by LANDLORD of the quality, type, design, color and manner of attachment.

         2. TENANT agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

         3. TENANT shall not exhibit, sell or offer for sale on the Premises or the Building any article or thing (except those articles and things essentially connected with the stated use of the Premises by TENANT) without the written consent of LANDLORD.

         4. TENANT shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating (except for a food refrigerator and dishwasher, if installed) or heating device or air-conditioning apparatus in or about the Premises or carry on any mechanical business therein.

         5. The Premises shall not be used for storage of merchandise held for sale to the general public. TENANT shall not do or permit to be done in or about the Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other tenants or LANDLORD or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by TENANT in the Premises except with permission of LANDLORD. TENANT will be permitted to use for its own employees within the Premises a small microwave oven and Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No part of said Building or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Premises without the prior written consent of LANDLORD. No area outside of the Premises shall be used for storage purposes at any time.

         6. TENANT shall not advertise the business, profession or activities of TENANT conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of TENANT, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence, without LANDLORD's written consent.

         7. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

         8. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by TENANT or used for any purpose other than for ingress to or egress from its Premises. The halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public, and LANDLORD shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of LANDLORD, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. TENANT and no employees or invitees of TENANT shall go upon the roof or mechanical floor of the Building.

         9. No additional locks or similar devices shall be attached to any exterior door or window without LANDLORD's prior written consent. If more than two keys for one lock are desired, LANDLORD will provide the same upon payment by TENANT. All keys must be returned to LANDLORD at the expiration or termination of this Lease.

         10. LANDLORD shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor except at times allowed by LANDLORD. TENANT shall make prior arrangements with LANDLORD for use of elevator for the purpose of transporting such articles, and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by LANDLORD. The persons employed to move the same must be approved by LANDLORD. No hand trucks, except those equipped with rubber tires and side guards, shall be permitted in the Building or the elevator. In no event shall any weight be placed upon any floor by TENANT so as to exceed the design conditions of the floors at the applicable locations.

         11. TENANT shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Premises, and no flammable, combustible or explosive fluid, chemical, substance or item (including, without limitation, natural Christmas trees) shall be brought into the Building.

         12. Every person, including TENANT, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by LANDLORD for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the Standard Building Hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays. LANDLORD may also implement a card access security system to control access during such other times. LANDLORD shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages, loss or theft resulting therefrom to any person, including TENANT.

         13. Unless agreed to in writing by LANDLORD, TENANT shall not employ any person other than LANDLORD's contractors for the purpose of cleaning and taking care of the Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. LANDLORD shall not be responsible for any damages, loss or theft resulting therefrom to any person, including TENANT.

         14. No connection shall be made to the electrical wires or electrical fixtures without the consent in writing on each occasion of LANDLORD. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and in good repair. TENANT shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor permit any noise, noxious, noisy or offensive business.

         15. If TENANT requires wiring for a bell or buzzer system, such wiring shall be performed by the electrician of LANDLORD only, and no outside wiring persons shall be allowed to do work of this kind, unless by the written permission of LANDLORD or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by LANDLORD, and no boring or cutting for wiring shall be performed unless approved by LANDLORD or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from LANDLORD or its representatives in writing, and at an agreed cost to TENANT.

         16. TENANT shall cooperate fully with LANDLORD's reasonable instructions to assure the effective operation of the Building's air-conditioning system, including the closing of Venetian blinds and drapes.

         17. TENANT and its employees and invitees shall observe and obey all parking and traffic regulations imposed by LANDLORD. All vehicles shall be parked only in areas designated therefor by LANDLORD.

         18. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and TENANT shall cooperate to prevent the same.

         19. LANDLORD shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, LANDLORD shall give TENANT not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

         20. The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which TENANT shall desire to place upon said directory must first be approved by LANDLORD, and if so approved, a reasonable charge will be made therefor.

         21. TENANT shall see that the doors of the Premises are closed and securely locked before leaving the Building. For any default or carelessness, TENANT shall make good all injuries or losses sustained by other tenants or occupants of the Building or LANDLORD.

         22. LANDLORD may waive any one or more of these Building Rules for the benefit of any particular TENANT, but no such waiver by LANDLORD shall be construed as a waiver of such Building Rules in favor of any other TENANT, nor prevent LANDLORD from thereafter enforcing any such Building Rules against any or all of the other tenants of the Building.

         23. These Building Rules are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premise in the Building.

         24. LANDLORD reserves the right to make such other and reasonable Building Rules as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

                                  EXHIBIT C - 1

                               TENANT IMPROVEMENTS

         TENANT takes the Premises subject to build-out of the space in accordance with the plans and specifications to be made a part hereof and approved by both LANDLORD and TENANT. It is the intent of both LANDLORD and TENANT that the improvements will be provided to the TENANT without additional cost (turn-key), but will utilize a Tenant Improvement Allowance of $30.49 per square foot net useable area (NUA) (38,471 SF). The Tenant Improvement Allowance shall be calculated on the net useable area, exclusive of common areas, and shall be utilized for all improvements within the demised space from deck to deck. If LANDLORD performs alterations for TENANT that are above the Tenant Improvement Allowance (change orders), TENANT shall reimburse LANDLORD within thirty (30) days after LANDLORD tenders an invoice to TENANT.

         LANDLORD has engaged Interior Design Services (IDS) to work with TENANT to develop a space plan on a preliminary basis. The services to be provided through IDS, at no additional cost to TENANT, include the preparation of an initial space plan and one review. LANDLORD will also provide the preparation cost of full construction drawings at no additional charge to TENANT. Additional review of the space plan and changes in the construction drawings will be at TENANT'S expense.

                                  EXHIBIT C - 2

Building Name          Dover Centre at cool springs
                       E Building
Tenant                 IASIS
Area

Useable        38,472
Rentable       42,319
R/U Factor         10%

                    Year    Month   Net Rate   Escalation   Expense Stop   Annual Rate/SF   Monthly Rate   Annual Rate
                      1      1.00                                                           $  51,000.00
                             2.00                                                           $  52,000.00
                             3.00                                                           $  53,000.00
                             4.00                                                           $  54,000.00
                             5.00                                                           $  55,000.00
                             6.00                                                           $  56,000.00
                             7.00                                                           $  57,000.00
                             8.00                                                           $  58,000.00
                             9.00                                                           $  59,000.00
                            10.00                                                           $  60,000.00
                            11.00                                                           $  61,000.00
                            12.00                                                           $  62,000.00
                  Total 1   12.00   $  11.75      0.00%      $     6.25     $      18.00             N/A   $  678,000.00    16.02
                      2     12.00   $  12.10      3.00%      $     6.25     $      18.35    $  64,721.93   $  776,663.12
                      3     12.00   $  12.47      3.00%      $     6.25     $      18.72    $  66,002.35   $  792,028.16
                      4     12.00   $  12.84      3.00%      $     6.25     $      19.09    $  67,321.18   $  807,854.16
                      5     12.00   $  13.22      3.00%      $     6.25     $      19.47    $  68,679.58   $  824,154.93
                      6     12.00   $  13.62      3.00%      $     6.25     $      19.87    $  70,078.73   $  840,944.73
                      7     12.00   $  14.03      3.00%      $     6.25     $      20.28    $  71,519.85   $  858,238.22
Option Period 1       8     12.00   $  14.45      3.00%      $     6.25     $      20.70    $  73,004.21   $  876,050.52
                      9     12.00   $  14.88      3.00%      $     6.25     $      21.13    $  74,533.10   $  894,397.18
                      10    12.00   $  15.33      3.00%      $     6.25     $      21.58    $  76,107.85   $  913,294.25
                      11    12.00   $  15.79      3.00%      $     6.25     $      22.04    $  77,729.85   $  932,758.23
                      12    12.00   $  16.26      3.00%      $     6.25     $      22.51    $  79,400.51   $  952,806.12
Option Period 2       13    12.00   $  16.75      3.00%      $     6.25     $      23.00    $  81,121.29   $  973,455.46
                      14    12.00   $  17.26      3.00%      $     6.25     $      23.51    $  82,893.69   $  994,724.27
                      15    12.00   $  17.77      3.00%      $     6.25     $      24.02    $  84,719.26   $1,016,631.15
                      16    12.00   $  18.31      3.00%      $     6.25     $      24.56    $  86,599.60   $1,039,195.23
                      17    12.00   $  18.86      3.00%      $     6.25     $      25.11    $  88,536.35   $1,062,436.24

                                    EXHIBIT D

                           STANDARD BUILDING SERVICES

         LANDLORD shall furnish the following services to TENANT during the Lease Term (the "Standard Building Services"):

         (a)      The right to use, on a non-exclusive, first-come basis, four
                  (4) parking spaces per 1,000 square foot of leased space;

         (b) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by LANDLORD to be in keeping with the first-class standards of the Building;

         (c) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinafter defined), in a manner that LANDLORD reasonably deems to be consistent with the first-class standards of the Building;

         (d) Security services for the Building, comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same), to other similarly situated first-class, multi-tenant office buildings in Williamson County, Tennessee; provided, however, LANDLORD shall have no responsibility to prevent, and shall not be liable to TENANT for, any liability or loss to TENANT, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and TENANT hereby releases LANDLORD from all liability for such losses, damages or injury;

         (e) Sufficient electrical capacity to operate incandescent lights, office desktop computers and a server, typewriters, calculating machines, photocopying machines and other low voltage (120/208 volts) machines, provided that the total electrical design load for said lighting shall not exceed 8 watts per square foot of rentable area, and TENANT shall pay the cost of electricity;

                  (Should TENANT's total rated electrical design load for the entire Premises or any portion thereof (including, but not limited to, computer or telephone rooms) exceed 8 watts per square foot of rentable area, or if TENANT's electrical design requires circuits in excess of TENANT's share of the building standard circuits, LANDLORD will, at TENANT's expense, install such additional circuits and associated panels, with associated transformers as a part of the Tenant Improvements. LANDLORD may, at its option, require TENANT to install a separate electrical meter for the Premises.)

         (f) All Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells; and,

         (g) Non-exclusive elevator passenger service to the Premises during Standard Building Hours of 7:00 a.m. through 6:00 p.m. exclusive of Saturdays, Sundays and Holidays and elevator passenger service to the floor(s) on which the Premises are operated twenty-four (24) hours per day (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems).

                  To the extent the services described above require water supplied by public utilities, LANDLORD's covenants thereunder shall only impose on LANDLORD the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of LANDLORD, failure by LANDLORD to furnish the services described herein, or any cessation thereof, shall not render LANDLORD liable for damages to either person or property, nor be construed as an eviction of TENANT, nor work an abatement of rent, nor relieve TENANT from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate or function properly, TENANT shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, LANDLORD agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

                  The following dates shall constitute "Holidays", as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized by landlords of office space in the Cool Springs office market, as determined by LANDLORD in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, the day which constitutes the Holiday observed by national banks in Williamson County, Tennessee, shall constitute the Holiday under this Lease.

         (h) During inclement weather such as snow & ice, LANDLORD agrees to clear the areas highlighted on Exhibit D-1. LANDLORD will use its best efforts to have the specified areas cleared by 8:00 a.m. in the event of inclement weather occurring overnight. In the event of inclement weather occurring during business hours, LANDLORD agrees to use its best efforts to clear the areas highlighted on Exhibit D-1 by 8:00 a.m. the following business day.

                                  Exhibit D-1


                        [LOCATION MAP AND SITE PLAN]

                                    Rider 7


     LANDLORD agrees to indemnify and save harmless TENANT, its affiliated companies, agents, directors, officers and employees from and against any and all liabilities, damages, claims, suits, actions, and costs (including court costs, reasonable attorneys fees and reasonable costs of investigation) of any kind, involving injury to or death of any person or damage to or loss of property, which shall occur in or about the Building or Premises and which is caused in whole or in part by any willful act or omission or gross negligence of LANDLORD, its agent or employee.